Exhibit 10.7

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDED AND RESTATED PLASMA PURCHASE AGREEMENT

THIS AMENDED AND RESTATED PLASMA PURCHASE AGREEMENT (“Agreement”) between Grifols Worldwide Operations Limited, a corporation having a place of business at Grange Castle Business Park, Grange Castle, Clondalkin, Dublin 22, Ireland (“PLASMA SUPPLIER”), and ADMA BioManufacturing, LLC, a Delaware limited liability company, having a place of business at 5800 Park of Commerce Boulevard, NW, Boca Raton, Florida 33487 (“ADMA”), shall be effective as of October 1, 2024 (the “Effective Date”).  PLASMA SUPPLIER and ADMA are each sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, PLASMA SUPPLIER (as successor-in-interest to Biotest Pharmaceuticals Corporation) and ADMA are parties to that certain Purchase Agreement, effective as of November 17, 2011, as last amended on January 1, 2019, whereupon PLASMA SUPPLIER sold, and ADMA purchased, RSV Plasma (the “Prior Agreement”);

WHEREAS, the Parties now desire to amend and restate the Prior Agreement on the terms set forth herein; and

WHEREAS, PLASMA SUPPLIER desires to continue to sell, and ADMA desires to continue to purchase on a non-exclusive basis certain quantities of source plasma containing certain levels of antibodies to Respiratory Syncytial Virus (“RSV” or “RSV Plasma”) to be used by ADMA in the manufacturing and/or research and development of Human Immune Globulin(s) (“Product”), solely on the terms and conditions set forth in this Agreement.

PROVISIONS

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, ADMA and PLASMA SUPPLIER agree as follows:

A.	PURCHASE AND SALE OF RSV PLASMA.

1.          TERM OF AGREEMENT.  Unless terminated earlier as provided herein, the initial term of this Agreement shall commence on the Effective Date and expire on September 30, 2034 (the “Initial Term”, and together with any renewals, the “Term”).  After the Initial Term, this Agreement may be renewed for up to two (2) additional [***] ([***])-year periods (i.e., through [***] and [***], respectively) upon the mutual written consent of the Parties.  Each Party agrees that it will endeavor, in good faith, to conclude any negotiations relating to such renewals no less than [***] ([***]) months ([***] calendar days) before the expiration of this Agreement or renewal term, as applicable.

2.          PRICE AND VOLUMES.

a.          From and after the Effective Date, ADMA agrees to purchase, and PLASMA SUPPLIER agrees to sell, RSV Plasma, in quantities and prices as further described in this Agreement.

b.          Notwithstanding anything to the contrary contained herein, ADMA shall not be obligated to purchase any RSV Plasma in the event PLASMA SUPPLIER does not, or fails to, provide necessary plasma samples for testing and identifying donors.  The Parties mutually agree and understand that identifying sufficient donors with naturally occurring RSV antibody levels vary. The Parties mutually agree that this naturally occurring variation may, due to no fault of PLASMA SUPPLIER or ADMA, affect total acceptable RSV Plasma volumes. This Agreement does not bind either Party to the other in an exclusive supply or purchase relationship; and for the avoidance of doubt, ADMA shall be free to purchase any quantity of plasma, including RSV Plasma, from other sources or obtain it from its own collection facilities.  Notwithstanding the foregoing, PLASMA SUPPLIER covenants and agrees to use best efforts to provide ADMA with the volume of RSV Plasma set forth in subsection (d) below.

c.          Beginning on the Effective Date PLASMA SUPPLIER agrees to use best efforts to collect as much RSV Plasma as possible, and in no event shall sell less than 35,000L per each Contract Year (as defined below) commencing with the Effective Date. From the Effective Date through the end of the first Contract Year, pricing for RSV Plasma will start at $[***] per liter, subject to escalation depending on the volume of RSV Plasma provided to ADMA, as further described in the table below. The price per liter of RSV Plasma shall increase on the anniversary of each Contract Year at the lesser of (i) [***] percent ([***]%) and (ii) [***] (the “Annual Increase”).  Within [***] ([***]) business days following ADMA’s purchase of RSV Plasma from PLASMA SUPPLIER in excess of the high end of a range set forth in the table below, PLASMA SUPPLIER shall send a written notice to ADMA (e-mail being sufficient) notifying ADMA of the new price per liter of RSV Plasma on a go-forward basis in a given Contract Year. Additionally, in the event that PLASMA SUPPLIER provides ADMA with [***]L of RSV Plasma in a given Contract Year, at the end of such Contract Year PLASMA SUPPLIER shall invoice ADMA in the amount of $[***] (the “Bonus Amount”). For purposes of clarity, the price per Liter at the end of a Contract Year shall automatically reset to the base amount (i.e., the amount adjacent to “First 35,000L”) set forth in the table below at the beginning of the subsequent Contract Year, subject to Annual Increases.   This price includes all required screening tests, and NAT for HIV, HBV, HCV, HAV and Parvo B-19.  For purposes of this section A.2, “Contract Year” means the twelve (12)-month period beginning on the Effective Date and each subsequent twelve (12)-month period thereafter during the Term that commences on an anniversary of the Effective Date.

d.          The table below sets forth annual volume ranges of RSV Plasma and the corresponding price during the Term:

Annual Volume (L) (Subject to Section A.8 below)	Price (L) (Excluding Annual Increases)

First 35,000L	$[***]

[***]L – [***]L	$[***]

[***]L – [***]L	$[***]

[***]L – [***]L	$[***]

[***]L – [***]L	$[***]

[***]L +	$[***] (plus the Bonus Amount described above)

e.          PLASMA SUPPLIER agrees to provide commercially reasonable efforts to make necessary U.S. Food and Drug Administration (FDA) submissions, as needed (and amendments thereto, as applicable), to ensure continuous FDA approval of the Centers (as such term is defined below), at PLASMA SUPPLIER’s sole cost and expense.

f.          In the event of any change to existing law, guidance or industry standard applicable to the plasma to be supplied pursuant to this Agreement or any one or more new government regulations, tests, quality procedure or change in the specifications requested by ADMA (any of the foregoing being a “Required Change”) is recommended but is not contemplated in this Agreement and results in a material increase to PLASMA SUPPLIER’s actual costs to procure, store, provide and supply the RSV Plasma, both Parties shall re-negotiate the change in the purchase price in good faith within [***] ([***]) days of the Required Change and the Parties’ obligations hereunder shall be suspended until such time as the Parties agree on a purchase price and, if not, this Agreement shall automatically terminate at the end of such [***] ([***])-day period without any penalties or further obligations by either Party, except for those specifically stated as surviving termination pursuant to Section D(4) below.

g.          In the event that demand for ADMA’s ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) materially changes from the demand on the Effective Date, both Parties shall re-negotiate the annual volume requirements and price set forth in this Section A.2 in good faith within [***] ([***]) days of ADMA’s written notice to PLASMA SUPPLIER of such material change in demand. ADMA shall continue to purchase RSV Plasma from PLASMA SUPPLIER on the existing terms set forth herein until such time as the Parties agree on updated volumes of RSV Plasma to be provided hereunder and, if an agreement is not reached, this Agreement shall automatically terminate at the end of such [***] ([***])-day period without any penalties or further obligations by either Party, except for those specifically stated as surviving termination pursuant to Section D(4) below.

3.          PAYMENT TERMS. ADMA shall deliver payment in full to PLASMA SUPPLIER for all RSV Plasma shipped to ADMA within [***] ([***]) days from ADMA’s receipt of the corresponding invoice. PLASMA SUPPLIER shall issue invoices promptly after ADMA or its carrier takes possession of the RSV Plasma from the Designated Location (as defined below) or, in the event PLASMA SUPPLIER earns the Bonus Amount, such invoice shall be issued promptly following the end of the applicable Contract Year. All payments due hereunder from ADMA to PLASMA SUPPLIER shall be sent to PLASMA SUPPLIER at the times set forth herein delivered in the form of wire transfer or check to such accounts as PLASMA SUPPLIER may designate to ADMA.

Invoices to ADMA, and inquiries and correspondence regarding payment, shall be directed to:
ADMA Biologics
Attn: Accounts Payable
5800 Park of Commerce Blvd., NW
Boca Raton, FL 33487
[***]

Wire transfer instructions and a check mailing address will be provided to ADMA by PLASMA SUPPLIER under separate written notice, e-mail being sufficient.  Modifications of bank account information, including wiring instructions, and any payment address shall be confirmed pursuant to written notice (email being sufficient) and verbally confirmed by the Parties.

4.          INSPECTION AND ACCEPTANCE.

a.          PLASMA SUPPLIER shall make RSV Plasma available for pickup at PLASMA SUPPLIER’s approved GPLCE [***] and GPLCW [***] (the “Designated Location”), as set forth in a delivery schedule to be mutually agreed to by the Parties from time to time as hereinafter provided herein, unless otherwise mutually agreed between the Parties. Title and risk of loss shall pass upon transfer of the RSV Plasma to ADMA at [***].  ADMA shall inspect each shipment of RSV Plasma for conformity with the specifications as set forth in Exhibit A (“ADMA Specifications”) within [***] ([***]) days following delivery of RSV Plasma to ADMA’s Boca Raton, Florida campus.  ADMA shall promptly notify PLASMA SUPPLIER in writing of its determination of any non-conformity of the RSV Plasma with ADMA Specifications within such aforementioned [***] ([***])-day period (“Non-Conformity Notice”).

b.          If a Non-Conformity Notice is received by PLASMA SUPPLIER within the time period specified in Section A.4(a) above, the Parties shall meet within [***] ([***]) business days following PLASMA SUPPLIER’s receipt of the Non-Conformity Notice to determine whether such RSV Plasma meets the ADMA Specifications.  If it is determined by both Parties that the RSV Plasma does not meet the ADMA Specifications, PLASMA SUPPLIER shall replace any non-conforming RSV Plasma, as promptly as possible, taking into account the time required to produce such quantities of RSV Plasma.  In the event the Parties fail to agree whether or not any given shipment of RSV Plasma conforms with the ADMA Specifications, then the matter will be promptly referred to an independent expert agreed upon in good faith by both Parties, whose decision shall be binding on the Parties.  The cost of referral to the expert will be borne by the Party determined to have been in error as to conformity, or lack thereof, with the ADMA Specifications.  ADMA shall not be required to pay for any non-conforming RSV Plasma.

c.          For each shipment of RSV Plasma delivered, PLASMA SUPPLIER shall provide to ADMA all documents required in ADMA Specifications.

5.          SHIPMENT TERMS. PLASMA SUPPLIER shall pay for all shipments to the Designated Location in accordance with the delivery schedule agreed to by the Parties. ADMA will take ownership and bear all risk of loss upon pick up by ADMA or ADMA’s designated carrier from [***]. ADMA shall use commercially reasonable efforts to arrange to have the RSV Plasma picked up at least [***] ([***]) times a year in approximately equally spaced intervals. ADMA shall, at its own expense, be responsible for freight charges, insurance, handling and forwarding agent’s fees, taxes, storage and all other charges applicable to the RSV Plasma from that Designated Location.

QUALITY OF RSV PLASMA.

6.          PLASMA SUPPLIER shall provide ADMA, at no cost to ADMA, plasma samples in amounts and at times mutually agreed upon by ADMA and PLASMA SUPPLIER to enable ADMA to test and identify plasma donors suitable for producing RSV Plasma for ADMA in accordance with the ADMA Specifications (“Source Plasma Specifications”), attached hereto as Exhibit A and incorporated herein by reference.  ADMA shall bear the cost of freight for such samples to their designation location. For the avoidance of doubt, ADMA will bear all costs associated with the testing of the samples.  Based on said testing, ADMA shall identify plasma donors whom ADMA has tested as suitable for producing RSV Plasma in accordance with ADMA Specifications (“Acceptable Donors”).  PLASMA SUPPLIER shall produce RSV Plasma for ADMA based on the number of Acceptable Donors identified by ADMA.  ADMA’s acceptance of the donor shall not constitute ADMA’s acceptance of RSV Plasma.  PLASMA SUPPLIER will use commercially reasonable efforts in-line with industry standard incentive programs and donor retention programs to provide plasma from as many of the Acceptable Donors identified by ADMA as possible.  In particular, PLASMA SUPPLIER covenants and agrees, unless otherwise permitted by ADMA in writing (e-mail being acceptable), to provide samples for RSV donor testing from: (i) [***] Centers from the Effective Date through [***]; (ii) [***] Centers from [***] through [***]; (iii) [***] Centers from [***] through [***]; (iv) [***] Centers from [***] through [***]; and (v) [***] Centers from [***] through the remainder of the Term.

7.          Once ADMA has identified a donor as an Acceptable Donor and notified PLASMA SUPPLIER in writing of such designation (e-mail being sufficient), ADMA agrees to purchase all RSV Plasma collected from the Acceptable Donor until it notifies PLASMA SUPPLIER in writing (e-mail being sufficient) that the donor is no longer an Acceptable Donor. ADMA is obligated to purchase all RSV Plasma, on a monthly basis, from Acceptable Donors that PLASMA SUPPLIER has collected and delivered in conformity with the ADMA Specifications.  ADMA may, upon [***] ([***]) business days’ prior written notice (e-mail being sufficient), terminate Acceptable Donor status for any donor at any time at its sole discretion. ADMA will not be obligated to purchase RSV Plasma from donors who are not Acceptable Donors or have been dropped as Acceptable Donors following ADMA’s [***] ([***]) business days’ written drop notification.  ADMA will be obligated to purchase any RSV Plasma collected through the drop notification period.  Business days are defined as Monday through Friday 9am to 5pm Eastern Standard Time, with weekends and holidays (applicable to each Center) specifically excluded.

8.          PLASMA SUPPLIER shall have no obligation to provide RSV Plasma to ADMA in the event the failure to provide RSV Plasma is due to a Force Majeure Event described in Article F or the unavailability of Acceptable Donors.  Additionally, ADMA shall have no obligation to purchase RSV Plasma from PLASMA SUPPLIER in the event of a Force Majeure Event affecting ADMA.

9.          Following donor acceptance and receipt of such RSV Plasma units into ADMA’s inventory in accordance with Section A.4 (Inspection and Acceptance), ADMA shall bear the expense of unusable RSV Plasma due to a recall, or the destruction of any RSV Plasma due to post-donation “look back” issues in accordance with FDA regulations and guidance.

10.          PLASMA SUPPLIER shall supply to ADMA, for the Term, RSV Plasma to be derived from automated plasmapheresis procedures conducted at plasma centers approved by ADMA and specified in Exhibit B (the “Centers”). Exhibit B shall be updated from time to time to reflect additional Centers approved by ADMA to be built or otherwise collecting RSV Plasma by PLASMA SUPPLIER or its affiliates/subsidiaries which PLASMA SUPPLIER will utilize to supply RSV Plasma pursuant to the terms of this Agreement.

11.          ADMA Biologics, Inc. and PLASMA SUPPLIER shall execute a mutually agreeable Amended and Restated Source Plasma Specifications and Quality Agreement within [***] ([***]) days of the Effective Date, which shall be attached as Exhibit A hereto (the “A&R Quality Agreement”). Until such time that the A&R Quality Agreement is fully executed, that certain Source Plasma Specification and Quality Agreement, effective as of November 17, 2011, by and between ADMA Biologics, Inc. and PLASMA SUPPLIER (as successor-in-interest to Biotest Pharmaceuticals Corporation), shall remain in effect.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement or A&R Quality Agreement, as applicable, with respect to quality-related activities, including compliance with applicable laws, the provisions of the Quality Agreement or A&R Quality Agreement, as applicable, shall prevail.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement or A&R Quality Agreement, as applicable, with respect to any commercial matters, including allocation of risk, liability, and financial responsibility, the provisions of this Agreement shall prevail.

12.         ADMA shall have the right to conduct inspections of PLASMA SUPPLIER’s Centers and facilities pertaining to the RSV Plasma at times mutually agreeable to the Parties.  Such inspections shall be limited to matters directly related to this Agreement and shall be conducted in conformance with generally accepted industry practices. ADMA will provide PLASMA SUPPLIER with not less than [***] ([***]) days’ notice prior to any of its inspections, unless mutually agreed otherwise by the Parties. Upon receipt of ADMA’s inspection report, PLASMA SUPPLIER shall have [***] ([***]) days to send a written response to ADMA, outlining the corrective actions that PLASMA SUPPLIER will take at its expense, to correct the inspection deficiencies.  Further, PLASMA SUPPLIER agrees to provide ADMA with copies of all written reports (including FDA 483s) and correspondence between PLASMA SUPPLIER and any governmental agency regarding any such inspection or review of records within [***] ([***]) days of (i) receipt of any such report or correspondence from the governmental agency or (ii) the issuance or delivery of any response or correspondence by PLASMA SUPPLIER; provided, however, that in the event the report or correspondence relates to a material problem that could effect the continuous supply, or quality of the Plasma, then PLASMA SUPPLIER agrees to use all reasonable efforts to notify ADMA within [***] ([***]) days of receipt of such report or correspondence and to promptly provide ADMA with a copy of such report or correspondence.

13.         PLASMA SUPPLIER, in compliance with 21 CFR §640.69(f), agrees to hold all RSV Plasma units for a minimum of [***] ([***]) calendar days from the collection date prior to delivery of the RSV Plasma to the Designated Location. ADMA further agrees that if ADMA is informed by PLASMA SUPPLIER (through the established lookback process) that a donor has been subsequently deferred pursuant to 21 CFR §610.41 or subsequently determined to be ineligible under 21 CFR §630.10 due to risk factors closely associated with exposure to, or clinical evidence of, infection due to a relevant transfusion-transmitted infection, all donations on hold from that donor will not be used in the further manufacturing of injectable products.

B.	REPRESENTATIONS AND WARRANTIES.

1.          Each Party hereto hereby represents and warrants to the other as follows: (i) such Party hereto has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) such Party is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (iii) such Party is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, (iv) the execution and delivery of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party, and (v) this Agreement has been duly and validly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

2.          PLASMA SUPPLIER represents and warrants that it will only release RSV Plasma to ADMA or its loading dock under this Agreement from the Designated Location that have the requisite FDA approval at the time of such release, and that it shall thereafter maintain such approval during the Term of this Agreement.  All information provided by PLASMA SUPPLIER to ADMA with respect to the RSV Plasma is complete and accurate in all material respects.

3.          PLASMA SUPPLIER represents and warrants to ADMA that RSV Plasma will be collected, produced, packaged, labeled, handled, stored and shipped in accordance with ADMA Specifications, the Quality Agreement or A&R Quality Agreement, as applicable, and PLASMA SUPPLIER approved standard operating procedures.  PLASMA SUPPLIER represents, warrants and agrees that any and all RSV Plasma shall be collected, produced and packaged, labeled, handled, stored and shipped in accordance with all applicable local, state and federal laws, regulations, and requirements.  ADMA shall have all rights and remedies available to it under this Agreement and shall not be obligated to buy or pay for any RSV Plasma which does not, in all respects, comply with the ADMA Specifications and applicable law, rules and regulations and as otherwise required by this Agreement, provided ADMA must submit notification of rejection within [***] ([***]) days of receipt of such RSV Plasma.  PLASMA SUPPLIER represents and warrants that its collection and supply of RSV Plasma under this Agreement will not breach or misappropriate the intellectual property rights of any third party.

4.          EXCEPT AS OTHERWISE SET FORTH HEREIN, PLASMA SUPPLIER MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO RSV PLASMA, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY.

C.	MISCELLANEOUS.

1.          CONFIDENTIALITY.

a.          Each Party agrees to maintain the confidentiality of the contents of this Agreement, the dealings between the Parties under this Agreement and any other confidential, non-public or proprietary information disclosed by the other Party during the Term, whether or not such information is labeled or otherwise identified as “confidential,” including that obtained through documents (whether written or electronic), observations, inspections or audits, and discussions (collectively, “Confidential Information”) with the same degree of care as they use to protect their own proprietary, confidential or trade secret information.  A receiving Party shall not disclose to any third party, excluding such Party’s affiliates, agents, attorneys, consultants, advisors, and other representatives with a need-to-know such information and that is under an obligation of confidentiality therewith, any Confidential Information received from the disclosing Party hereunder without that disclosing Party’s prior written consent and shall use it only for the purpose of this Agreement.  Said obligation of secrecy shall not apply to any information which (a) was in the public domain at the time of its disclosure or thereafter becomes part of the public domain by publication or otherwise subsequent to the time of disclosure under this Agreement through no fault of the receiving Party; (b) was known to the receiving Party or in its possession prior to or at the time of disclosure as shown by written records; (c) is independently developed by the receiving Party without use of the other Party’s Confidential Information as shown by written documentation; (d) is disclosed with the written approval of the disclosing Party; or (e) is rightfully furnished to the receiving Party by a third party having the authority to disclose such Confidential Information without restrictions.

b.          If a Party is required to disclose the other Party’s Confidential Information by law or regulation or in response to a valid order of a court or other governmental body, or for registration of a product by competent authorities, such disclosure is permissible under this Section C.1, but only to the extent required under such law, regulation, order or registration, and only if the receiving Party, to the extent legally permissible, first notifies the disclosing Party of the required disclosure and permits the disclosing Party, at its expense, to seek an appropriate legal remedy to maintain the confidentiality of the Confidential Information to the maximum extent possible.  All Confidential Information is provided “AS IS” and without any warranty, express, implied or otherwise regarding its accuracy or performance.

c.          The above obligations shall survive the termination of this Agreement and shall continue with respect to donor information and trade secrets without limit of time and in respect of other Confidential Information for a period of [***] ([***]) years.

d.        PLASMA SUPPLIER recognizes that in the course of performing under this Agreement, PLASMA SUPPLIER may receive from ADMA or others information that may be considered “material, nonpublic information” concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. PLASMA SUPPLIER represents, warrants and covenants to NOT: (a) purchase or sell, directly or indirectly, any securities of ADMA or any company while in possession of relevant material, nonpublic information relating to ADMA or such company; or (b) communicate any material, nonpublic information to any other person in which it is reasonably foreseeable that such person is likely to (i) purchase or sell securities of ADMA or any such company with respect to which such information relates, or (ii) otherwise directly or indirectly benefit from such information. Without limiting any of the confidentiality obligations and restrictions on insider trading included in this Agreement or in any other confidentiality agreement between the Parties, PLASMA SUPPLIER shall not discuss any information concerning ADMA obtained by PLASMA SUPPLIER in the course of performing this Agreement with any financial, securities or industry analyst or with the media without the prior written consent of ADMA.

2.          RELATIONSHIP OF THE PARTIES.  The relationship between ADMA and PLASMA SUPPLIER during the Term of this Agreement is solely that of independent contractors.  Neither Party is, in any way, the legal representative, agent, joint venture or partner of the other Party for any purpose whatsoever and neither Party has any control or authority whatsoever to bind the other Party or any other person with respect to the other Party or incur any obligations on the other Party’s behalf.

3.          INDEMNIFICATION.  PLASMA SUPPLIER and ADMA hereby agree to indemnify, defend and hold harmless each other and their respective affiliates, subsidiaries, members, managers, lenders, agents, employees, officers and directors, from and against any and all third-party claims, losses, liabilities, damages, reasonable attorneys’ fees, costs and expenses (hereinafter “Claims”) which may be sustained by and/or claimed against a Party by virtue of (i) their negligent acts, negligent omissions or the negligent handling or furnishing of materials or performance of services rendered by the other Party, (ii) failure by the other Party to materially comply with its obligations under this Agreement, (iii) the willful misconduct by the other Party or its directors, officers, employees or agents, or (iv) the other Party’s material breach of any representation, warranty or term contained in this Agreement.  The indemnifying Party’s liability shall be reduced to the extent any such Claims arise as a result of the indemnified Party’s own misconduct, breach or negligence.  To the extent RSV Plasma is being used to manufacture Products to be used in research or for commercial purposes, ADMA specifically shall indemnify, defend and hold harmless PLASMA SUPPLIER, its affiliates, subsidiaries, directors, officers, agents and employees, from any and all Claims arising from the use of Product or any procedure required by the research protocol or related to the commercial sale of such Product, provided that the RSV Plasma is not the direct or contributing cause of such liability, loss or damage. The Party from whom indemnity is sought under this Section C.3 shall be entitled at its option to defend or control the defense and/or settlement of any such Claims; provided that the indemnifying Party shall not settle any such Claim without the prior written consent of the indemnified Party (which consent shall not be unreasonably withheld or delayed).  Each Party shall notify the other Party in writing of any Claim or potential Claim as soon as it becomes aware that such Claim or potential Claim has arisen and shall provide to the other Party, all reasonable assistance in respect thereof; provided that the failure of the indemnified Party to provide timely notice shall only relieve the indemnifying Party of liability to the extent the indemnifying Party can demonstrate that it actually was prejudiced by any delayed notification. The indemnified Party shall have the right to be represented by legal counsel of its choice, at its sole cost and expense.

4.          LIMITATION OF LIABILITY.  EXCEPT FOR ANY BREACH OF CONFIDENTIALITY UNDER SECTION C.1, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY LOSS OF INCOME, PROFIT, INTEREST OR SAVINGS BY THE OTHER PARTY OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY, ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE SALE OR USE OF ANY RSV PLASMA, REGARDLESS OF THE FORM OF ACTION, AND WHETHER IN CONTRACT, INDEMNITY, WARRANTY OR TORT, INCLUDING WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THIS LIMITATION WILL NOT APPLY TO ANY LIABILITY FOR DAMAGES THAT MAY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY.

5.          INSURANCE.  ADMA and PLASMA SUPPLIER shall each be required to maintain general and product liability insurance in an amount of at least [***] Dollars ($[***]) during the Term and to promptly furnish certificates evidencing the insurance required by this Section upon the other Party’s written request.  The Parties shall provide [***] ([***]) days’ advance written notice in the event the insurance required by this Section C.5 is materially modified, cancelled or otherwise terminated for any reason.  The Parties intend that any and all damages, losses, liabilities, penalties, judgments, settlements, payments, costs and expenses, whether or not resulting from third-party claims, including the costs and expenses of any such claims subject to indemnification or reimbursement pursuant to Section C.3 (“Loss”) will be net of insurance proceeds that actually reduce the amount of the Loss. Accordingly, the amount which any Party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification hereunder (an “Indemnitee”) will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Loss. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives insurance proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Indemnity Payment was made.

D.	TERMINATION.

1.          In addition to any other remedy it may have, either Party shall have the right to terminate this Agreement if the other Party fails to remedy and make good any default in the performance of any material condition or obligation under this Agreement within a cure period of [***] ([***]) days of written notice thereof.

2.          Additionally, ADMA shall have the right to terminate this Agreement on [***] ([***]) days’ written notice in the event that the FDA withdraws its approval of ASCENIV™ during the Term, or in the event that ASCENIV™ is otherwise unable to be commercially sold.

3.          Upon giving the appropriate written notice, either Party may terminate this Agreement upon the occurrence of a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against the other Party, and is not dismissed or stayed within [***] ([***]) days, or a receiver or trustee is appointed for all or a substantial portion of the assets of the other Party, or if the other Party makes an assignment for the benefit of its creditors or becomes insolvent.

4.          Upon termination of this Agreement, ADMA must pay for any RSV Plasma already delivered to ADMA and for any RSV Plasma collected and scheduled for delivery under the terms of this Agreement, provided, in each case that such RSV Plasma conforms to the ADMA Specifications.

5.          Notwithstanding anything to the contrary set forth herein, the Parties’ obligations under this Agreement in Sections A, C, D, F, G, I, J, K and L shall survive the termination of this Agreement to the extent necessary to give effect to their reasonable intentions.

E.	FORCE MAJEURE.

1.          Neither Party shall be liable for any failure to perform its obligations under this Agreement caused by strikes, fires, explosions, acts of God, riots, civil or international war, future widespread outbreaks of illness or a pandemic acts of terrorism, an unexpected downturn in the acceptable donor population adversely affecting the industry as a whole, an inability to fully test samples of RSV Plasma or any other similar cause beyond the reasonable control of either Party (including any such events at a Center or third-party testing laboratory) which prevents the performance of a Party’s obligations under this Agreement or the Quality Agreement or A&R Quality Agreement, as applicable (each, a “Force Majeure Event”).

2.          The affected Party shall immediately inform the other Party of a Force Majeure Event, including a full description of the nature of the Force Majeure Event, and its cause and possible consequences of such occurrences.  Upon giving notice to the other Party, the Party affected by a Force Majeure Event shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the Force Majeure Event.  The Party claiming Force Majeure shall promptly notify the other Party of the termination of such event.

3.          Should the period of Force Majeure continue for more than [***] ([***]) days, then the Party not suffering the Force Majeure Event may terminate this Agreement immediately upon giving written notice to the other Party.

F.	DONOR INFORMATION

PLASMA SUPPLIER agrees that all donor information supplied by ADMA and antibody test results supplied by ADMA are the property of ADMA and that PLASMA SUPPLIER has no right to share this information with any other party or use the information for its own commercial use, but may use the information to comply with regulatory requirements and for its own record keeping requirements. This information shall be considered ADMA’s Confidential Information.

PLASMA SUPPLIER agrees to provide ADMA, on a monthly basis during the Term, with certain aggregate and deidentified information about Acceptable Donors in PLASMA SUPPLIER’s RSV Plasma program [***], provided that it complies with the applicable data protection legislation and [***].

G.	DISCLOSURES AND PUBLICITY

Neither Party shall, without the approval of the other Party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and disclosure obligations of the Securities and Exchange Commission (“SEC”) or the rules of any stock exchange.  Notwithstanding any contrary term contained in the confidentiality provisions of this Agreement, to the extent that either Party determines that it or the other Party is required to publicly file or register this Agreement, a summary thereof, or a notification thereof, and/or descriptions related thereto, to comply with the requirements of an applicable stock exchange, SEC regulation, or any governmental authority, including the SEC, or to enable either Party to obtain debt or equity financing, such Party shall use its best efforts to provide the maximum amount of advance written notice of any such required disclosure to the other Party, to the extent practicable, with a minimum advance notice period of [***] ([***]) business days.  Prior to making any such filing, registration or notification, the Parties shall consult with respect thereto regarding confidentiality.  The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including such confidential treatment request, if applicable, and shall execute all documents reasonably required in connection therewith.

H.	ASSIGNMENT.

Neither Party shall assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Party, except as hereinafter provided.  Any such consent shall not be unreasonably delayed, conditioned, or withheld.  With notice to the other Party, either Party without the other Party’s consent may assign this Agreement to (i) its affiliates, or (ii) a successor to all or substantially all of the assets or equity ownership relating to the business of that Party which is involved in the fulfillment of its obligations under this Agreement, and such successor or assignee (if such successor or assignee is not a Party hereto) shall expressly assume in writing the performance of all of the terms and conditions of this Agreement then to be performed by such successor or assignee as if it were named herein as a Party.

I.
NOTICES.  Except as otherwise provided in this Agreement, all notices, demands, requests, consents or approvals furnished by a Party under this Agreement must be in writing and delivered personally to the other Party or sent by overnight courier service, registered or certified mail, or electronic mail (“e-mail”), addressed to such Party as set forth below (or to such other (physical or e-mail) address(es) as such Party may hereafter specify for the purpose by notice to the other Party in accordance herewith):

To PLASMA SUPPLIER:

[***]
[***]
Grifols Worldwide Operations Limited
Grange Castle Business Park, Grange Castle
Clondalkin, Dublin 22, Ireland
E-mail: [***]

To ADMA:	[***]
General Counsel
ADMA Biologics
5800 Park of Commerce Boulevard, NW
Boca Raton, FL 33487
E-mail: [***]

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (a) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (b) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (c) if sent by registered or certified mail, on the fifth business day following the day such mailing is made, or (d) if sent via e-mail, upon written confirmation of receipt (whether from an automated confirmation of delivery or “read receipt” or otherwise).

J.	INTEGRATION; AMENDMENT; EFFECT OF AMENDMENT.

This Agreement, including all attachments, schedules or other agreements specifically incorporated by reference, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede any and all other prior written or oral agreements, understandings, negotiations or discussions among the Parties with respect to the subject matter of this Agreement.  This Agreement may not be modified or amended in any respect except by an instrument in writing signed by both Parties.

K.	CHOICE OF LAW.

This Agreement shall be governed by, and construed under laws of the State of [***], without regard to its conflict of laws principles and is subject to exclusive jurisdiction of the courts of State of [***].

L.	NO WAIVER.

Any failure or delay on the part of any Party exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity.

M.	NO SUBCONTRACTORS.

PLASMA SUPPLIER covenants and agrees to not use any vendors, suppliers, contractors or subcontractors, in each case without ADMA’s prior written consent, in order to perform its obligations hereunder.

N.	COUNTERPARTS.

This Agreement may be executed in any number of original counterparts or other electronic means, each of which when executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument.  One or more counterparts of this Agreement may be delivered by facsimile or other electronic means, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the Effective Date.

ADMA BIOMANUFACTURING, LLC	GRIFOLS WORLDWIDE OPERATIONS LIMITED

By: /s/ Adam Grossman	By: /s/ Shane O’Brien

Name: Adam Grossman	Name: Shane O'Brien

Title: President and CEO	Title: Managing Director

Date: October 1, 2024	Date: October 2, 2024

EXHIBIT A

Amended and Restated Source Plasma Specifications and Quality Agreement

(To be attached within [***] days of the Effective Date)

EXHIBIT B

Plasma Supplier Plasma Centers

[***]